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                                                                    Exhibit 23.4








Board of Directors and Investors of
Golden Sky Systems, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the registration statement.





/s/ KPMG LLP


Kansas City, Missouri
April 10, 2001